Press Release

SOURCE: Westsphere Asset Corporation, Inc.

Thursday March 5, 2009

PRESS RELEASE

Source: Westsphere Asset Corporation, Inc. (“Westsphere”)

Calgary Alberta, Canada Westsphere Asset Corporation, Inc. today announces that the Board of Directors has approved the transfer of 100% of the issued and outstanding shares held in its wholly owned subsidiary E-Debit International Inc.  (“E-Debit”) to Westsphere wholly owned subsidiary Westsphere Systems Inc. (“WSI”).

WSI was incorporated in January 2002 to provide Westsphere and/or its joint venture relationships particularly its Card Management System held by its wholly owned subsidiary, E-Debit, in-house proprietary software and hardware development space and business support for system growth, enhancement, integration and/or expansion related to its business within the non-conventional banking business.

“This is the first stage of our restructuring in order to meet the new economic reality we are experiencing.  Financial, administrative and operational consolidation of our business operations is required to maximize our opportunities.   More is to come.” said Doug Mac Donald, President and CEO of Westsphere Asset Corporation.

About Westsphere Asset Corporation

Westsphere Asset Corporation, Inc. (WSHE) is a financial holding company in

Canada.  The Company has established a significant presence in the privately owned Canadian banking sector including Automated Banking Machines (ABM),

Point of Sale Machines (POS), Online Computer Banking (OCB) and

E-Commerce transaction security and payment.  Westsphere maintains and services an ABM network across Canada and is a full participating member of the Canadian INTERAC Banking System with its Switch Processor Westsphere

Systems Inc.

Financial Profile:

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CAPITALIZATION: 75,000,000 COMMON SHARES WITH NO PAR VALUE

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SHARES ISSUED: Common- 592,701

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    : Voting Preferred- 1,416,143

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For further details, please refer to WSHE website

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WSHE Symbol OTCBB

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Transfer Agent: Holladay Stock Transfer Inc.

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2939 North 67th Place

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Scottsdale, Arizona 85251

DISCLAIMER

Forward-Looking Statements: This news release contains certain forward-looking statements. All statements, other than statements of historical fact, included herein, are forward looking statements that involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Forward-looking statements are based on the estimates and opinions of management on the date the statements are made, and WSHE does not undertake an obligation to update forward-looking statements should conditions or management's estimates or opinions change.

      2140 Pegasus Way N.E.

     Calgary, Alberta, Canada

     T2E 8M5